Exhibit 21.1
ATLAS HOLDINGS, INC.

Subsidiaries of the Registrant as of the date of this report:

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Ownership

K2 Merger Sub Corporation	Delaware	100%